Tortoise Capital Resources Corp. Releases Fiscal 2010 Second Quarter Financial Results

LEAWOOD, Kan. - July 08, 2010 - Tortoise Capital Resources Corp. (NYSE: TTO or the company) today announced that it has filed its Form 10-Q for its second quarter ended May 31, 2010.

Recent Highlights
  Net assets of $79.1 million or $8.69 per share as of May 31, 2010
  Second quarter 2010 distribution of $0.10 per share paid June 1, 2010
 Performance Review

On June 1, 2010, the company paid a distribution of $0.10 per common share, a decrease of $0.03 per share compared to its prior quarter distribution of $0.13 per share. The company determines the amount of distributions paid to stockholders based on DCF, which is distributions received from investments less total expenses. In May, TTO received additional capital gain proceeds of $585,000 from Mowood, LLC as a result of a contingent payment from the February sale of its Timberline Energy subsidiary. TTO elected to include the capital gain proceeds from Mowood in its distribution this quarter and next, enabling a distribution of $0.10 per share this quarter.

Net Asset Value

At May 31, 2010, the company's net asset value was $8.69 per share compared to $9.60 per share at Feb. 28, 2010, a decrease of approximately 9 percent. The decrease in net asset value is largely attributable to a decrease in the fair value of our largest holding, High Sierra Energy, LP (High Sierra), as a result of the developments discussed below, as well as a significant decline in the market value of PostRock Energy Corporation (NASDAQ: PSTR), for which we received a substantial number of shares in exchange for our Quest Midstream units upon closing of the merger in March, partially offset by an increase in the value of International Resource Partners LP (IRP) due to strong performance relative to budget.

Portfolio Review

As of May 31, 2010, the fair value of the company's investment portfolio (excluding short-term investments) totaled $73.9 million, including equity investments of $68.6 million and debt investments of $5.3 million. The company's portfolio is approximately 49 percent midstream and downstream investments, 13 percent upstream, and 38 percent in aggregates and coal. The weighted average yield-to-cost on the investment portfolio (excluding short-term investments) as of May 31, 2010 was 5.1 percent.

As previously reported, High Sierra was unable to declare a cash distribution this quarter as a result of a credit agreement covenant default with its bank. High Sierra's results from operations were sufficient to support a distribution at or above the minimum quarterly distribution (MQD) level of $0.45 per share. High Sierra distributed $0.63 per common unit last quarter. The distribution suspension decreased TTO's distributable cash flow by approximately $0.07 per share. If High Sierra resumes cash distributions at the MQD level, TTO could maintain its $0.10-$0.11 per share quarterly distribution, absent any additional adjustments. TTO's fair value of High Sierra, inclusive of its interest in the general partner, declined by approximately $5.8 million this quarter.

PostRock Energy Corp (NASDAQ: PSTR), the new corporation formed for the purpose of wholly owning Quest Resource Corporation, Quest Energy Partners, L.P. and Quest Midstream Partners, L.P., announced on March 5, 2010 that shareholders had approved the merger. TTO received 490,769 freely tradable common units of PostRock in exchange for its 1,216,881 common units of Quest Midstream. PostRock began trading on the NASDAQ on March 8, 2010, at $19.00 per unit and closed that day at $16.36 per unit. Subsequently, the stock price declined significantly. TTO held 460,300 common units of PostRock as of May 31, 2010 at a fair value of $4.83 per unit, the NASDAQ closing price on that date.

TTO's fair value of IRP increased about $1.8 million this quarter. The strong met coal market and IRP improved production and cost controls have yielded year-to-date performance significantly above budget. IRP also announced a quarterly distribution increase from $0.40 per unit to $0.45 per unit effective this quarter.

Earnings Call

The company will host a conference call at 4 p.m. CDT on Thursday, July 8, 2010 to discuss its financial results for the fiscal quarter ended May 31, 2010. Please dial-in approximately five to 10 minutes prior to the scheduled start time.

U.S./Canada: (866) 225-8754

International: (480) 629-9692

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available beginning at 6:00 p.m. CDT on July 8, 2010 and continuing until 11:59 p.m. CDT July 22, 2010, by dialing (800) 406-7325 (U.S./Canada). The replay access code is 4313836#. A replay of the webcast will also be available on the company's Web site at www.tortoiseadvisors.com through July 8, 2011.

About Tortoise Capital Resources Corp.
Tortoise Capital Resources invests primarily in privately-held and micro-cap public companies operating in the midstream and downstream segments, and to a lesser extent the upstream and coal/aggregate segments, of the U.S. energy infrastructure sector.

About Tortoise Capital Advisors
Tortoise is an investment manager specializing in listed energy infrastructure, such as pipeline and power companies. As of June 30, 2010, the adviser had approximately $3.6 billion of assets under management in five NYSE-listed investment companies and private accounts. For more information, visit our Web site at www.tortoiseadvisors.com.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Tortoise Capital Advisors do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company's investments, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with asset coverage requirements of the Investment Company Act of 1940 and the leverage covenants.

Tortoise Capital Resources Corporation
STATEMENTS OF ASSETS & LIABILITIES

	May 31, 2010	November 30, 2009
	(Unaudited)
Assets
Investments at fair value, control (cost $20,508,813 and $28,180,070, respectively)	$26,556,411	$33,458,046
Investments at fair value, affiliated (cost $31,804,095 and $52,676,299, respectively)	31,836,372	41,658,847
Investments at fair value, non-affiliated (cost $23,757,178 and $9,568,566, respectively)	17,726,201	8,865,047
Total investments (cost $76,070,086 and $90,424,935, respectively)	76,118,984	83,981,940
Receivable for Adviser expense reimbursement	51,617	49,843
Dividends receivable	89	87
Deferred tax asset	4,258,358	5,429,391
Prepaid expenses and other assets	98,919	16,792
Total assets	80,527,967	89,478,053

Liabilities
Base management fees payable to Adviser	309,703	299,060
Distribution payable to common stockholders	909,910	-
Accrued expenses and other liabilities	219,927	282,408
Short-term borrowings	-	4,600,000
Total liabilities	1,439,540	5,181,468
Net assets applicable to common stockholders	$79,088,427	$84,296,585

Net Assets Applicable to Common Stockholders Consist of:
Warrants, no par value; 945,594 issued and outstanding
at May 31, 2010 and November 30, 2009
(5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, $0.001 par value; 9,099,037 shares issued and outstanding at
May 31, 2010 and 9,078,090 issued and outstanding at November 30, 2009
(100,000,000 shares authorized)	9,099	9,078
Additional paid-in capital	99,983,975	101,929,307
Accumulated net investment loss, net of income taxes	(3,248,338)	(3,304,416)
Accumulated realized loss, net of income taxes	(21,417,322)	(14,041,614)
Net unrealized appreciation (depreciation) of investments, net of income taxes	2,390,313	(1,666,470)
Net assets applicable to common stockholders	$79,088,427	$84,296,585

Net Asset Value per common share outstanding (net assets applicable
to common stock, divided by common shares outstanding)	$8.69	$9.29

Tortoise Capital Resources Corporation

Distributable Cash Flow	For the three months ended May 31, 2010	For the three months ended May 31, 2009	For the six months ended May 31, 2010	For the six months ended May 31, 2009

Total from Investments
Distributions from investments	$847,399	$1,852,148	$2,336,155	$4,543,782
Distributions paid in stock	20,972	-	20,972	-
Interest income from investments	189,622	202,400	381,053	403,998
Dividends from money market mutual funds	233	420	450	1,145
Other income	8,688	15,000	19,080	30,000
Total from Investments	1,066,914	2,069,968	2,757,710	4,978,925

Operating Expenses Before Leverage Costs
Advisory fees (net of expense reimbursement by Adviser)	258,087	281,821	516,355	609,129
Other operating expenses	216,177	236,014	390,745	453,596
Total Operating Expenses, before Leverage Costs	474,264	517,835	907,100	1,062,725
Distributable cash flow before leverage costs	592,650	1,552,133	1,850,610	3,916,200
Leverage costs	-	256,842	45,619	427,958
Distributable Cash Flow	$592,650	$1,295,291	$1,804,991	$3,488,242

Capital gain proceeds	292,500	-	292,500	-
Cash Available for Distribution	$885,150	$1,295,291	$2,097,491	$3,488,242

Distributions paid on common stock	$909,904	$1,170,247	$2,090,055	$3,231,540

Payout percentage for period (1)	103%	90%	100%	93%

DCF/GAAP Reconciliation
Distributable Cash Flow	$592,650	$1,295,291	$1,804,991	$3,488,242
Adjustments to reconcile to Net Investment Income (Loss), before Income Taxes:
Distributions paid in stock (2)	(20,972)	28,377	(20,972)	56,514
Return of capital on distributions received from equity investments	(656,759)	(2,864,138)	(1,655,399)	(4,717,386)
Non-recurring professional fees	(38,881)	-	(38,881)	-
Net Investment Income (Loss), before Income Taxes	$(123,962)	$(1,540,470)	$89,739	$(1,172,630)

(1) Distributions paid as a percentage of Cash Available for Distribution.
(2)
Distributions paid in stock for the three and six months ended May 31, 2010 were paid as part of normal operations and are included in DCF. Distributions paid in stock for the three and six months ended May 31, 2009 were paid in stock as a result of credit constraints and therefore were not included in DCF.

Tortoise Capital Resources Corporation
STATEMENTS OF OPERATIONS
(Unaudited)
	For the three months ended May 31, 2010	For the three months ended May 31, 2009	For the six months ended May 31, 2010	For the six months ended May 31, 2009
Investment Income
Distributions from investments
Control investments	$478,380	$579,215	$1,034,259	$1,158,430
Affiliated investments	224,999	836,038	1,081,891	1,665,376
Non-affiliated investments	144,020	465,272	220,005	1,776,490
Total distributions from investments	847,399	1,880,525	2,336,155	4,600,296
Less return of capital on distributions	(656,759)	(2,864,138)	(1,655,399)	(4,717,386)
Net distributions from investments	190,640	(983,613)	680,756	(117,090)
Interest income from control investments	189,622	202,400	381,053	403,998
Dividends from money market mutual funds	233	420	450	1,145
Fee income	8,688	15,000	19,080	30,000
Total Investment Income	389,183	(765,793)	1,081,339	318,053

Operating Expenses
Base management fees	309,704	338,186	619,626	730,955
Professional fees	153,693	145,017	238,855	274,109
Directors' fees	33,271	22,080	59,432	43,737
Reports to stockholders	16,174	15,408	31,877	30,481
Administrator fees	14,456	15,782	28,916	34,111
Fund accounting fees	7,039	8,735	14,011	16,740
Registration fees	6,496	7,891	12,851	15,610
Stock transfer agent fees	3,462	3,403	6,592	6,584
Franchise tax expense	4,958	-	7,530	-
Custodian fees and expenses	2,755	4,673	4,330	7,760
Other expenses	12,754	13,025	25,232	24,464
Total Operating Expenses	564,762	574,200	1,049,252	1,184,551
Interest expense	-	256,842	45,619	427,958
Total Expenses	564,762	831,042	1,094,871	1,612,509
Less expense reimbursement by Adviser	(51,617)	(56,365)	(103,271)	(121,826)
Net Expenses	513,145	774,677	991,600	1,490,683
Net Investment Income, before Income Taxes	(123,962)	(1,540,470)	89,739	(1,172,630)
Deferred tax benefit (expense)	(967)	8,283	(33,661)	(92,900)
Net Investment Income (Loss)	(124,929)	(1,532,187)	56,078	(1,265,530)

Realized and Unrealized Gain (Loss) on Investments
Net realized gain on control investments	585,000	-	2,163,001	-
Net realized loss on affiliated investments	(9,607,112)	-	(9,624,557)	(173,145)
Net realized loss on non-affiliated investments	(1,239,501)	(7,335,157)	(1,211,889)	(7,661,830)
Net realized loss, before income taxes	(10,261,613)	(7,335,157)	(8,673,445)	(7,834,975)
Deferred tax benefit (expense)	1,540,708	(758,204)	1,297,737	(620,717)
Net realized loss on investments	(8,720,905)	(8,093,361)	(7,375,708)	(8,455,692)
Net unrealized appreciation (depreciation) of control investments	(765,835)	3,029,773	769,622	3,157,483
Net unrealized appreciation (depreciation) of affiliated investments	9,841,655	3,374,165	11,049,729	(4,903,883)
Net unrealized appreciation (depreciation) of non-affiliated investments	(5,525,233)	9,978,917	(5,327,459)	5,195,197
Net unrealized appreciation, before income taxes	3,550,587	16,382,855	6,491,892	3,448,797
Deferred tax benefit (expense)	(1,985,123)	(3,284,590)	(2,435,109)	273,227
Net unrealized appreciation of investments	1,565,464	13,098,265	4,056,783	3,722,024
Net Realized and Unrealized Gain (Loss) on Investments	(7,155,441)	5,004,904	(3,318,925)	(4,733,668)

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations	$(7,280,370)	$3,472,717	$(3,262,847)	$(5,999,198)

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations Per Common Share:
Basic and Diluted	$(0.80)	$0.39	$(0.36)	$(0.67)

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	9,099,037	9,000,174	9,088,679	8,981,369

Contact information:
Tortoise Capital Advisors, LLC
Pam Kearney
Investor Relations
(866) 362-9331
pkearney@tortoiseadvisors.com